SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Sectioin 240.14a-12

                                 Equitex, Inc.
                                 -------------
                (Name of Registrant as Specified in its Charter)

                             Paul D. Chestovich, Esq.
                       Maslon Edelman Borman & Brand, LLP
                            3300 Wells Fargo Center
                            90 South Seventh Street
                       Minneapolis, MN 55402-4140 (U.S.A)
                              Phone: 612.672.8305
                            Facsimile: 612.642.8305
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:
         ______________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
         ______________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuat to Exchange Act Rule 0-11:____________________________
     (4) Proposed Maximum aggregate value of transaction:______________
     (5) Total Fee Paid:_______________________________________________

[ ] Fee previously paid with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by regitration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:__________________________________
(2) Form, Schedule or Registration Statement No.:____________
(3) Filing Party:____________________________________________
(4) Date Filed:______________________________________________

                                 EQUITEX, INC.
                            7315 EAST PEAKVIEW AVENUE
                            ENGLEWOOD, COLORADO 80111

--------------------------------------------------------------------------------

                    Notice of Annual Meeting of Stockholders
                        To Be Held on December ___, 2004
--------------------------------------------------------------------------------

                                                             November ___, 2004
To the Stockholders of Equitex, Inc.

     An Annual Meeting of Stockholders of Equitex, Inc., a Delaware corporation, will be held at the Company's offices at 500 Australian Avenue South, Suite 625, West Palm Beach, Florida 33401, on December ___, 2004, at 10:00 a.m. Eastern Standard Time, to consider and take action on the following matters:

     1. The election of four directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

     2. The ratification and confirmation of the stockholders' approval, on December 29, 2002, to amend Paragraph Four of the company's Certificate of Incorporation to cause a one-for-six-share reverse stock split of the company's common stock.

     3. The approval of Equitex's issuance of common stock upon conversion of either the presently unconverted Series D 6% Convertible Preferred Stock, Series G 6% Convertible Preferred Stock and Series I 6% Convertible Preferred Stock, to the extent such issuance exceeds 20% of Equitex's common stock outstanding as of the dates any such preferred shares were issued; or upon conversion of a new series of preferred stock to be issued in exchange for such presently unconverted preferred shares.

     4. The ratification of the appointment of Gelfond Hochstadt Pangburn, P.C. as the company's independent registered public accounting firm for the year ending December 31, 2004.

     5. Such other business as may properly come before the meeting, or any adjournments thereof.

     Stockholders holding shares of common stock of record at the close of business on November 23, 2004, will be entitled to receive notice of and vote at the meeting.

     Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in this proxy statement.

                                    By Order of the Board of Directors:

                                    /S/ THOMAS B. OLSON
                                    Thomas B. Olson
                                    Secretary

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             Your vote is important.

                                  EQUITEX, INC.
                            7315 EAST PEAKVIEW AVENUE
                            ENGLEWOOD, COLORADO 80111

--------------------------------------------------------------------------------

                                 Proxy Statement
                         Annual Meeting of Stockholders
                               December ___, 2004

--------------------------------------------------------------------------------


To our Stockholders:

     This proxy statement is furnished to stockholders of Equitex, Inc. ("Equitex" or the "Company"), a Delaware corporation, in connection with the solicitation of proxies by and on behalf of Equitex's board of directors for use at the Annual Meeting of Stockholders to be held on December ___, 2004, at the Company's offices at 500 Australian Avenue South, Suite 625, West Palm Beach, Florida 33401, at the time and for the purposes set forth in the accompanying notice of annual meeting of stockholders. This proxy statement, the accompanying proxy card and the notice of annual meeting, hereinafter collectively referred to as the "proxy materials," will be first sent to our stockholders on or about November ___, 2004.


                              AVAILABLE INFORMATION

     Equitex is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed with the SEC can be inspected and copied at the SEC's public reference facilities maintained at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549 or at the SEC's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the SEC at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, SEC, 450 Fifth Street, N.W., Washington, DC 20549. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC, which can be accessed over the internet at http://www.sec.gov.


                               GENERAL INFORMATION

     As of the close of business on November 23, 2004, the record date for entitlement to notice of a vote at the annual meeting, Equitex had outstanding ____________ shares of common stock, $.02 par value per share. In accordance with Company's bylaws the presence, in person or by proxy, of holders of one-third of the shares of common stock entitled to vote at the annual meeting constitutes a quorum for the transaction of business at the annual meeting.

     Each share of common stock outstanding on the record date is entitled to one vote on each matter presented at the annual meeting. Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the stockholders. As to any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, said shares will not be counted as voting on a particular matter, but will nonetheless be counted in determining the presence of a quorum.

     A stockholder who gives a proxy may revoke it at any time before it is voted by giving notice of the revocation thereof to the secretary of Equitex, by filing another proxy with the secretary or by attending the annual meeting and voting in person. All properly executed and unrevoked proxies delivered pursuant to this solicitation, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

     Equitex will bear the cost of the solicitation of proxies in connection with the annual meeting. In addition to solicitation by mail, Equitex will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of Equitex's common stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.


           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Set forth below is certain information as of October 31, 2004, with respect to ownership of Equitex's common stock held of record or beneficially by (i) Equitex's executive officers, (ii) each director of Equitex, (iii) each person who owns beneficially more than five percent of Equitex's outstanding common stock; and (iv) all directors and executive officers as a group:

                                                               Shares of     Shares of
                                  Shares of     Shares of    Common Stock      Common
                                   Common     Common Stock    Underlying       Stock                      Percentage
Name and Address of Beneficial      Stock      Underlying      Preferred     Underlying                   of Common
Owner                               Owned        Options         Stock        Warrants        Total      Stock Owned
-------------------------------- ------------ -------------- -------------- ------------- -------------- -------------

Henry Fong                       775,627 (1)  1,254,700 (2)              0        39,337      2,068,964          5.9%
7315 E. Peakview Ave.
Englewood, CO 80111

Russell L. Casement                  146,795    370,400 (3)              0           795        517,990          1.5%
1355 S. Color. Blvd Ste. 320
Denver, CO 80222

Aaron A. Grunfeld                     32,700    384,000 (4)              0             0        416,700          1.2%
10390 Santa Monica Blvd
Fourth Floor
Los Angeles, CA 90025

Michael S. Casazza                     5,167    125,000 (5)              0        10,000        140,167          0.4%
906 Thornblade Blvd
Greer, SC 29650

Thomas Olson                               0    250,000 (6)              0             0        250,000          0.7%
7315 E. Peakview Ave
Englewood, CO 80111

Daniel Bishop (7)                  4,877,608              0      1,250,000       280,000   6,407,608 (8)        17.9%
7315 E Peakview Ave
Englewood, CO 80111

All officers and directors as        960,289      2,383,400              0        50,132      3,393,821          9.3%
a group (five persons)

------------------------
1. Includes 476,000 shares of common stock underlying options granted under the 1999 Stock Option Plan and 778,000 shares underlying options granted under the 2003 Stock Option Plan.
2. Includes shares owned by a corporation in which Mr. Fong is an officer and director and a partnership in which Mr. Fong is partner.

3. Includes 36,400 shares underlying options granted under our 1993 Stock Option Plan for Non-Employee Directors, 84,000 shares underlying options granted under the 1999 Stock Option Plan and 250,000 shares granted under the 2003 Stock Option Plan.
4. Includes 50,000 shares underlying options granted under our 1993 Stock Option Plan for Non-Employee Directors, 84,000 shares underlying options granted under our 1999 Stock Option Plan and 250,000 shares granted under the 2003 Stock Option Plan.
5. Includes 35,000 shares underlying options granted under our 1999 Stock Option Plan and 215,000 shares granted under the 2003 Stock Option Plan.
6. Includes 125,000 shares underlying options granted under our 2003 Stock Option Plan.
7. Ownership information obtained from Amendment No. 1 to Schedule 13D dated October 17, 2003.
8. Includes 1,828,149 shares owned by various corporations of which Mr. Bishop is an officer, sole director and sole shareholder. The Preferred Stock is also owned by various corporations of which Mr. Bishop is an officer, sole director and sole shareholder.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The following four persons are to be elected as directors of Equitex for a term of one year and until the election and qualification of their successors: Henry Fong, Russell L. Casement, Aaron A Grunfeld and Michael S. Casazza. These four directors will constitute the entire board of directors of Equitex. The persons named in the proxy intend to vote for Messrs. Fong, Casement, Casazza and Grunfeld, all of whom have been recommended for election by the board of directors, unless a stockholder withholds authority to vote for any or all of such nominees. If any nominee is unable to serve or, for good cause, will not serve, the persons named in the proxy reserve the right to substitute another person of their choice as nominee in his place. Each of the nominees has agreed to serve, if elected.

VOTE REQUIRED

         The affirmative vote of the majority of the outstanding shares present in person or represented by proxy will be required to elect each director-nominee to our board of directors, provided that a quorum was present at the beginning of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOUR DIRECTOR-NOMINEES.

                    INFORMATION ABOUT DIRECTORS AND OFFICERS

     HENRY FONG, age 68, has been the president, treasurer and a director of Equitex since its inception. Mr. Fong became a director of FastFunds Financial Corporation in June 2004. Mr. Fong has been president and a director of Equitex 2000, Inc. since its inception in 2001. Mr. Fong has been President and a Director of Torpedo Sports USA, Inc. since March 2002. Torpedo Sports USA, Inc. is a publicly traded manufacturer and distributor of recreational equipment. From December 2000 to January 2002, Mr. Fong was a director of Popmail.com, Inc., a publicly traded Internet marketing company. From 1959 to 1982 Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981 he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978, he was selected to participate in the Federal Executive Development Program, and in 1981 he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the Air Force Meritorious Civilian Service Award in 1982. Mr. Fong has passed the uniform certified public accountant exam. In March 1994, Mr. Fong was one of twelve CEOs selected as Silver Award winners in FINANCIAL WORLD magazine's corporate American "Dream Team."

     THOMAS B. OLSON, age 38, has been secretary of Equitex since January 1988, secretary of FastFunds Financial Corporation since June 2004 and has been a director of Chex Services, Inc. (formerly a wholly owned subsidiary of the Company, and now a wholly owned subsidiary of FastFunds Financial Corporation) since May 2002. Since March 2002, Mr. Olson has been the secretary of Torpedo Sports USA, Inc., a publicly traded manufacturer and distributor of recreational equipment. Mr. Olson has been secretary of Equitex 2000, Inc. since its inception in 2001. From August 2002 to July 2004, Mr. Olson was the secretary of El Capitan Precious Metals, Inc., a publicly traded company with ownership interest in a mining property. From February 1990 to February 2000, Mr. Olson was a director, and from May 1994 to February 2000 secretary, of Immune Response, Inc. a publicly held investee of Equitex which merged with Opticon Medical, Inc., in February 2000. Mr. Olson has attended Arizona State University and the University of Colorado at Denver.

     RUSSELL L. CASEMENT, age 60, has been a director of Equitex since February 1989. Dr. Casement has been a director of Equitex 2000, Inc. since its inception in 2001. Since 1969, Dr. Casement has been the president of his own private dental practice, Russell Casement, D.D.S., P.C., in Denver, Colorado. Dr. Casement earned a Doctor of Dental Science degree from Northwestern University in 1967. Dr. Casement is a member of the American Dental Association, the Colorado Dental Association and the Metro Denver Dental Association.

     AARON A. GRUNFELD, age 57, has been a director of Equitex since November 1991. Mr. Grunfeld has been a director of Equitex 2000, Inc. since its inception in 2001. Mr. Grunfeld has been engaged in the practice of law since 1971 and has been of counsel to the firm of Resch Polster Alpert & Berger, LLP, Los Angeles, California since November 1995. From April 1990 to November 1995, Mr. Grunfeld was a member of the firm of Spensley Horn Jubas & Lubitz, Los Angeles, California. Mr. Grunfeld received an A.B. in Political Science from UCLA in 1968 and a J.D. from Columbia University in 1971. He is a member of the California State Bar.

     MICHAEL S. CASAZZA, age 54, became a director of Equitex in February 2004. From 1998 to the present, Mr. Casazza has been chairman of the board and president of A&M Trucking, Inc., a privately-held trucking company based in Denver, Colorado. From 1993 to 1997, and from 1990 to 1996, Mr. Casazza was president and chief executive officer of California Pro Sports, Inc. and MacGregor Sports and Fitness, respectively, both publicly-held manufacturers of sporting goods equipment. Prior to 1990, Mr. Casazza also held senior executive level positions with Dunlop Sports Corporation and Wilson Sporting Goods. Mr. Casazza received his Bachelors Degree in Business Administration from St. Bonaventure University in 1972.

BOARD OF DIRECTORS AND COMMITTEES

     The Company's board of directors is currently comprised of four individuals, each of whom is identified above. The Company currently has three "independent directors" as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers' listing standards. During the fiscal year ended December 31, 2003, Equitex's board of directors met nine times, and took unanimous formal action in writing on 17 separate occasions. Each member of the board of directors attended at least 75 percent of the aggregate number of meetings of the board of directors and the committees of the board on which he served. The Company expects its directors to attend the annual meetings of Equitex stockholders, if possible. The board of directors has an audit committee, a compensation committee and a nominating committee.

     The audit committee of the board of directors consists of three non-employee directors: Michael S. Casazza (chair), Aaron A. Grunfeld and Russell L. Casement. The board of directors has determined that each of the audit committee members is able to read and understand fundamental financial statements. Moreover, the board of directors has determined that at least one member of the audit committee, Mr. Casazza, qualifies as an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Casazza's relevant experience includes his service as chief executive officer with financial oversight responsibilities of two publicly traded companies. The board of directors has determined that all of the members of the audit committee qualify as "independent directors," as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers' listing standards. The audit committee met four times during the year ended December 31, 2003. The Report of the Audit Committee is set forth below. The board of directors has adopted a written charter for the audit committee, a copy of which was filed as Exhibit A to the Company's proxy statement for its 2003 annual stockholder meeting, as filed with the SEC on December 1, 2003 (File No. 000-12374). The audit committee reviews and approves the scope of the annual audit undertaken by Equitex's independent registered public accounting firm and meets with them as necessary to review the progress and results of their work as well as any recommendations they may make. The audit committee also reviews the fees of the independent registered public accounting firm and recommends to the board of directors the appointment of an independent registered public accounting firm. In connection with the internal accounting controls of Equitex, the audit committee reviews internal control and reporting systems in conjunction with management and the independent registered public accounting firm.

     The compensation committee of the board of directors consists of two non-employee directors: Aaron A. Grunfeld (chair) and Russell L. Casement. The compensation committee, which did not meet during the fiscal year ended December 31, 2003 but took unanimous formal action in writing once, grants stock options and other incentive-compensation awards, reviews salary levels, bonuses and other matters and makes recommendations to the full board of directors in connection therewith. The report of the compensation committee appears below. The board of directors has not adopted a written charter for the compensation committee.

AUDIT COMMITTEE REPORT

     The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61, as may be modified or supplemented. We have received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accounting firm such firm's independence. The audit committee has reviewed and discussed the financial information for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, as well as the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 with management of Equitex. In accordance with its charter, the audit committee reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management of the Company. The audit committee recommended to the board of directors that the audited financial statements be included in Equitex's annual report on Form 10-K for the year ended December 31, 2003.

                                                          Russell L. Casement
                                                          Aaron A. Grunfeld
                                                          Michael S. Casazza

COMPENSATION COMMITTEE REPORT

     In January 1998, the compensation committee of our board of directors retained an independent consultant to review the President's compensation. The compensation committee directed the consultant to review both the salary and bonus structure. The independent consultant analyzed the compensation structure and compared it to the compensation structures of companies similar to us. The consultant recommended no change in the President's salary but did recommend an annual bonus plan equaling one percent of our total assets combined with five percent of the increase in the market value of our common stock not held by the President. The bonus was calculated and paid quarterly from January 1 to December 31 of any fiscal year based on a formula provided by the consultant. The compensation committee felt this compensation arrangement, tied primarily to the market performance of our common stock while including incentives for increases in assets, was the most equitable method for compensating the President. This provided a quantitative measure on which to reward the President's performance, by directly emphasizing market performance, which correlates directly with the expectations and goals of us and our stockholders.

     This plan was in place until June 30, 2001. At that time, our President approached the compensation committee and voluntarily proposed an end to the bonus portion of his compensation in connection with the acquisition of Key Financial Systems and Nova Financial Systems. The compensation committee agreed and thereafter beginning July 1, 2001, our President received an annual salary of $183,013 and no bonus through the year ended December 31, 2002.

     During 2003, the compensation committee reviewed our President's salary, which had not been adjusted since 1991. The Compensation Committee determined his salary should be increased to reflect the approximate annual increase in the consumer price index for the previous five years. This amounted to an increase of approximately 15%, to an aggregate of $210,000. In reviewing Mr. Fong's compensation, the compensation committee also determined it was in the best interest of the Company to give him additional incentive to maximize the Company's performance. The compensation committee determined the bonus plan based solely on the increase in market value of our common stock recommended by the independent consultant in 1998 still presented a viable way to reward our President's performance by tying his bonus to the goals of our stockholders. Therefore, effective June 1, 2003, the compensation committee reinstated the previous bonus plan for our President absent payment for one percent of the Company's total assets.

                                                           Aaron A. Grunfeld
                                                           Russell L. Casement

NOMINATION OF DIRECTORS

     The nominating committee of the board of directors consists of three non-employee directors: Russell L. Casement, Aaron A. Grunfeld and Michael S. Casazza. The nominating committee operates under a charter for the purposes of considering director-nominees, a copy of which is provided as Exhibit 2 to this proxy statement. In considering director-nominees, the committee recruits and considers candidates without regard to race, color, religion, sex, ancestry, national origin or disability. Generally, the committee will consider each candidate's business and industry experience, his or her ability to act on behalf of stockholders, overall board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating director-nominees. Typically, the candidate will meet with one or more members of the committee ands at least a majority of the directors serving on the board of directors, including the Company's President. The committee will also consider a candidate's personal attributes, including without limitation personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director's vital role in the Company's good corporate citizenship and image, time available for meetings and consultation on Company matters, and willingness to assume broad, fiduciary responsibility.

     The Company's stockholders may recommend to the nominating committee of the board of directors candidates to be considered for election at the Company's annual stockholder meeting. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the board of directors, in care of the Company's secretary, at the Company's headquarters address, on or prior to March 31, 2005. For more information regarding stockholder proposals and their timeliness, see "Stockholder Proposals" on page 16. To enable the board of directors to evaluate the candidate's qualifications, stockholder recommendations must include the following information:

o the name and address of the nominating stockholder and the director candidate;
o a representation that the nominating stockholder is a holder of record of the Company's capital stock entitled to vote at the current year's annual meeting;
o a description of any arrangements or understandings between the nominating stockholder and the director candidate(s) being recommended, pursuant to which the nomination(s) are to be made by the stockholder;
o a resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to serve as a Company director;
o such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the board of directors; and
o the consent of each nominee to serve as a director of the Company, if elected.

ABILITY OF STOCKHOLDERS TO COMMUNICATE WITH THE BOARD OF DIRECTORS

     The board of directors has established means for the Company's stockholders and others to communicate with the board of directors. If a stockholder wishes to address a matter regarding the Company's financial statements, accounting practices or internal controls, the concern should be submitted by letter or other writing addressed to the chair of the audit committee, in care of the Company's secretary, at the Company's headquarters address. If the matter relates to the Company's governance practices, business ethics or corporate conduct, the matter should be submitted by letter or other writing to the chair of the full board of directors, in care of the Company's secretary, at the Company's headquarters address. If a stockholder otherwise is unsure where to direct a communication, the stockholder may send a letter or other writing to the chair of the board of directors, or to any one of the Company's independent directors, in care of the Company's secretary, at the Company's headquarters address. All stockholder communications will be forwarded by the secretary to the addressee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Mr. Henry Fong, our President and the only officer of Equitex whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2003, received an annual salary of $210,000 in fiscal year 2003. Beginning July 1, 2001 and for the year ended December 31, 2002, the only compensation Mr. Fong received from Equitex was his annual salary. Of the compensation expense to Mr. Fong during 2001, $76,255 was expensed during the period from August 6, 2001 to December 31, 2001, following our merger with Key Financial Systems and Nova Financial Systems, with the balance paid by Equitex 2000 Inc..

     In January 1998, the compensation committee of our board of directors retained an independent consultant to review the President's compensation. As a result of that review, a new compensation arrangement was instituted based on recommendations made by the independent consultant. In addition to Mr. Fong's annual salary, beginning January 1, 1998 and ended June 30, 2001, Mr. Fong received an annual bonus equaling one percent of our total assets combined with five percent of the increase in the market value of our common stock, excluding shares owned by him, calculated quarterly from January 1 to December 31 of any fiscal year. If there was a negative computation in any given quarter, no bonus was accrued and that negative amount was carried forward to offset the subsequent quarter's bonus during the fiscal year. Negative amounts were not accumulated nor carried into subsequent fiscal years. Following our acquisition of Nova Financial Systems and Key Financial Systems in August 2001, Mr. Fong, in consultation with the compensation committee, agreed to end the bonus plan beginning July 1, 2001 through December 31, 2002. All accrued bonuses due under the plan became the responsibility of Equitex 2000 Inc. following the spin-off in August 2001. In June 2003, the compensation committee reviewed Mr. Fong's compensation arrangement and reinstituted the bonus plan effective June 1, 2003, for a bonus to be calculated quarterly based on five percent of the increase in the market value of our common stock as described above.

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding compensation paid to the officers of Equitex during the years ended December 31, 2003, 2002 and 2001:

                                                                     Long-Term
                                                                   Compensation
                                    Annual Compensation               Awards
                           ------------------------------------
Name &                                             Other Annual                     All Other
Principal                Salary       Bonus        Compensation       Options      Compensation
Position        Year      ($)          ($)             ($)           & SARs(#)         ($)
--------        ----      ---          ---             ---           ---------         ---
Henry Fong      2003    210,000     1,489,566          -0-            328,000          -0-
President,
Treasurer       2002    183,013        -0-             -0-              -0-            -0-
Principal
Executive       2001     76,255        -0-             -0-              -0-            -0-
Officer and               (1)
Accounting
Officer

---------
(1) Includes salary paid and accrued during the period from August 6, 2001 to December 31, 2001.


OPTION/SAR GRANTS IN 2003

                                                                                               GRANT DATE
                                     INDIVIDUAL GRANTS                                           VALUE

                     Number of
                    Securities        Percent of total
                    Underlying         options/ SARs          Exercise                           Grant
                     Options/            granted to           of Base                             Date
                       SARs             employees in           Price         Expiration         Present
Name                Granted (#)         Fiscal Year            ($/Sh)           Date            Value($)
----                -----------         -----------            ------           ----            --------
Henry Fong            328,000               22%                $1.03          6/20/2008        337,840(1)


AGGREGATED OPTION/SAR EXERCISES IN 2003 AND FY-END OPTION/SAR VALUES

                                                       Number of
                                                      Securities          Value of
                                                      Underlying         Unexercised
                                                      Unexercised       In-the-Money
                                                     Options/SARs       Options/SARs
                      Shares                         at FY-End (#)      at FY-End (#)
                    Acquired on        Value         Exercisable/       Exercisable/
      Name         Exercise (#)     Realized ($)     Unexercisable      Unexercisable
      ----         ------------     ------------     -------------      -------------
Henry Fong              -0-             -0-           945,700/-0-         $-0-/-0-

PERFORMANCE GRAPH

                 12/31/1998  12/31/1999  12/31/2000  12/31/2001  12/31/2002  12/31/2003
----------------------------------------------------------------------------------------
Nasdaq US            100.00      185.43      111.83       88.76       61.37       91.75
Nasdaq Financial     100.00       99.34      107.40      117.96      121.48      164.30
Equitex              100.00      116.36       70.01       52.65        5.96       23.27


COMPENSATION OF DIRECTORS

     Each independent member of our board of directors receives $10,000 per year payable monthly and $500 for each board of director's meeting attended either in person or by telephone. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at board and committee meetings. In addition to cash compensation, our directors participate in various stock option plans for officers, directors, employees and consultants to the company including the 1993 Stock Option Plan for Non-Employee Directors, the 1999 Stock Option Plan, and the 2003 Stock Option Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     There is no compensation plan or arrangement with respect to any executive officer which plan or arrangement results or will result from the resignation, retirement or any other termination of such individual's employment with Equitex. There is no plan or arrangement with respect to any such persons, which will result from a change in control of Equitex or a change in the individual's responsibilities following a change in control.


    COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of our voting securities to file reports of their ownership and changes in such ownership with the SEC. The SEC's regulations also require that such persons provide Equitex with copies of all Section 16 reports they file. Based solely upon our review of such reports received by us, or written representations from certain persons that they were not required to file any reports under Section 16, we believe that, during 2003, our officers and directors have complied with all Section 16 filing requirements.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     We currently lease approximately 1,800 square feet of office space in Greenwood Executive Park, 6400 South Quebec, Englewood, Colorado from an entity in respect of which our President is the sole owner, on terms comparable to the existing market for similar facilities.

     During 2002, our President, Mr. Fong, and a company in which he is the sole officer and director, loaned us a total of $25,000, which remained unpaid at December 31, 2002. From time to time during 2003, Mr. Fong and these same company loaned us an aggregate of $64,459. Of these amounts, $89,038 was repaid during 2003, leaving $421 unpaid as of December 31, 2003. These loans were due on demand and carried an interest rate of 8%.

                                   PROPOSAL 2
 TO RATIFY AND CONFIRM OUR STOCKHOLDERS' APPROVAL OF AN AMENDMENT TO PARAGRAPH
              FOUR OF OUR CERTIFICATE OF INCORPORATION EFFECTING A ONE-FOR-SIX-SHARE REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

     Our board of directors recommends an amendment to Equitex's Certificate of Incorporation to cause an exchange of each outstanding six shares of common stock for one share of common stock. Because of a recent decline in our share price and for the reasons discussed below in the section entitled "Description of and Reasons for the Proposed Reverse Stock Split," our board of directors recommends this one-for-six reverse stock split. Adoption of the proposed amendment to Paragraph Four of Equitex's Certificate of Incorporation will effect a one-for-six reverse stock split whereby every six shares of our outstanding common stock will be exchanged for one share of common stock. To the extent affected by the proposed reverse stock split, the number of shares of our common stock into which the authorized and outstanding shares of our Series D preferred stock, Series G preferred stock and, Series I preferred stock are convertible shall be adjusted in accordance with the anti-dilution provisions contained in their respective Certificates of Amendment to the Certificate of Incorporation designating their rights, preferences and privileges.

     Currently, Equitex has an authorized capital of 50,000,000 shares of common stock. The authorized number of Equitex common stock will not be reduced or otherwise affected by the reverse split. The number of issued and outstanding shares of our common stock on November 23, 2004, the record date for entitlement to notice of a vote at the annual meeting, was _________. Based upon our best estimate, the aggregate number of shares of common stock that will be issued and outstanding on December ___, 2004, after giving effect to the reverse split, is ___________ and the number of shares of treasury stock will be __________. A copy of Paragraph Four of the Certificate of Incorporation as it would read following adoption of this proposal is included herewith as Exhibit 1.

     At the Company's 2002 annual meeting of stockholders, held on December 27, 2002, the stockholders approved a one-for-six-share reverse stock split. For various reasons, including the trading price of the Company's common stock on the Nasdaq SmallCap Market, the board of directors did not effect the reverse stock split approved by the stockholders. For the reasons discussed below, however, the board of directors believes it is now in the best interests of the Company and the stockholders to effect the reverse stock split. Accordingly, this Proposal Two seeks to ratify and confirm the stockholder approval obtained at the 2002 annual meeting; it does not seek to authorize a second reverse stock split.

     In conjunction with the reverse stock split, our board of directors has authorized a dividend to be declared and paid to stockholders of record at a date to be determined, but only after the proposed reverse stock split is ratified and confirmed at the 2004 annual meeting. If enacted, the dividend would be payable through the issuance of warrants to purchase shares of our common stock on a post-reverse-split basis. The current resolution approved by the board calls for stockholders to receive a one A warrant and one B warrant for every two shares of Equitex stock owned on the record date. The A warrant would be exercisable at $0.51 per pre-split share (or $3.06 per post-split share) for a period of five years from issuance and be callable by the Company at a nominal price should the stock price close above $1.17 per pre-split share (or $7.02 per post-split share) for 15 consecutive trading days. The B warrant would be exercisable at $1.02 per pre-split share (or $6.12 per post-split share) for the five-year period and callable at a nominal price should the stock trade at $1.50 per pre-split share (or $9.00 per post-split share) for 15 consecutive trading days. The warrants would not be exercisable until a registration statement registering the underlying common stock shall have been filed and declared effective.

DESCRIPTION OF AND REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

     The continued listing requirements of the Nasdaq SmallCap Market for our common stock require, among other things, a company to maintain a minimum bid price per share of $1.00. As of the date of this proxy statement, we are not in compliance with this requirement and have received a delinquency letter from

Nasdaq requiring us to be in compliance with the minimum-bid-price requirement on or before January 24, 2005. Our board of directors believes that a reverse stock split may have the effect of increasing the market price per share of our common stock and allowing the common stock to continue to be included on the Nasdaq system, although there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split or that the market price after the reverse stock split can be maintained.

     Our board of directors has determined that continued listing of our common stock on the Nasdaq system is in the best interest of the stockholders. If our stock were removed from the Nasdaq system, trading, if any, would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq inclusion requirements. As a result, an investor would find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. In addition, if our common stock were removed from the Nasdaq system, it would be subject to so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. Consequently, removal from the Nasdaq system, if it were to occur, could affect the ability or willingness of broker-dealers to sell our common stock and the ability of purchasers to sell our common stock in the secondary market. Delisting by Nasdaq also could adversely affect our performance under certain agreements with some investors relating to maintenance of the Nasdaq listing and to registration of certain shares for sale.

     We also believe that low trading prices of our common stock may have an adverse impact upon the efficient operation of the trading market in the securities. In particular, brokerage firms often charge a greater percentage commission on low-priced shares than that which would be charged on a transaction in the same dollar amount of securities with a higher per share price. A number of brokerage firms will not recommend purchases of low-priced stock to their clients or make a market in such shares, which tendencies may adversely affect us. Stockholders should note that the effect of the reverse split upon the market prices for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our new common stock after the reverse stock split will be six times the prices for shares of our old common stock immediately prior to the reverse stock split.

     Holders of our old common stock will not be required to recognize any gain or loss as the result of any exchange of securities which occurs upon approval of the reverse stock split. The tax basis of the aggregate shares of common stock received by present stockholders will be equal to the basis of the aggregate shares of common stock exchanged therefor. The holding period for shares of our post-reverse-split common stock will include the holding period of our pre-split common stock when calculated for purposes of taxation or sales under Rule 144 under the Securities Act of 1933, as amended.

     We believe stockholders who receive the above-described warrant dividend also will not be required to recognize any gain or loss as a result of receiving the warrant dividend. If and when any such warrants are exercised, the exercise price paid for common shares will become the cost basis for the common stock received.

EXCHANGE OF STOCK CERTIFICATES AND DETERMINATION OF NUMBER OF SHARES ISSUABLE UPON SUCH EXCHANGE

     If this Proposal Two is adopted by the stockholders, certificates representing our pre-reverse-split common stock will be exchanged for new certificates representing our post-reverse-split common stock. The exchange will be handled by our corporate transfer agent, Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

     WE HAVE ESTABLISHED JUNE 30, 2005 AS THE DEADLINE FOR THE EXCHANGE OF CERTIFICATES AT NO EXPENSE TO OUR CURRENT STOCKHOLDERS. THEREAFTER, CERTIFICATES OF OUR PRE-REVERSE-SPLIT COMMON STOCK WILL BE EXCHANGEABLE FOR SHARES OF OUR POST-REVERSE-SPLIT COMMON STOCK FOR A FEE TO BE PAID BY THE STOCKHOLDER TO OUR TRANSFER AGENT, WHICH FEE IS PRESENTLY $30.00 PER CERTIFICATE.

     To determine the number of shares of our post-reverse-split common stock issuable to any record holder, the total number of shares represented by current certificates issued in the name of that record holder (as set forth on the records of our transfer agent on the date upon which the reverse split becomes effective) will be divided by six; provided, however, no fractional shares of our new common stock will be issued as a result of the reverse split. In lieu thereof, each stockholder whose shares of our pre-reverse-split common stock are not evenly divisible by six will receive one additional full share of our post-reverse-split common stock. The holder will, upon surrender of the share certificate(s) representing shares of our pre-reverse-split common stock, receive a share certificate representing the appropriate number of shares of our post-reverse-split common stock. We will not require any stockholder to exchange his, her or its certificate(s) representing our pre-reverse-split common stock for certificates representing our post-reverse-split common stock.

     The reverse stock split would become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation related thereto with the Delaware Secretary of State. If the reverse stock split is ratified and confirmed by the stockholders, our board of directors intends to cause the Certificate of Amendment to be filed as soon as practicable thereafter.

EFFECTS OF APPROVAL OF PROPOSAL TWO

     Theoretically, the market price of our common stock should increase approximately six-fold immediately following the proposed reverse stock split. It is hoped that this will cause the Company's common stock to comply with Nasdaq's minimum-bid-price requirement and result in a price level which will overcome the reluctance, policies and practices of broker-dealers referred to above and increase investor interest in our securities. Nevertheless, there can be no assurance that the foregoing will occur or that the per-share price level of our post-reverse-split common stock immediately after the proposed reverse stock split actually will increase six-fold or remain at that level for any period of time. A further effect of the reverse stock split will be a proportionate adjustment to the exercise price and/or conversion rate of our outstanding warrants and options to purchase common stock.

VOTE REQUIRED

     The affirmative vote of the majority of the outstanding shares present in person or represented by proxy will be required to ratify and confirm the proposed (and previously approved) amendment to Paragraph Four of the Certificate of Incorporation, provided that a quorum was present at the beginning of the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND CONFIRMATION OF THE ONE-FOR-SIX-SHARE REVERSE STOCK SPLIT PREVIOUSLY APPROVED BY THE COMPANY'S STOCKHOLDERS.

                                   PROPOSAL 3

 THE APPROVAL OF EQUITEX'S ISSUANCE OF COMMON STOCK UPON CONVERSION OF PRESENTLY
  UNCONVERTED SERIES D 6% CONVERTIBLE PREFERRED STOCK, SERIES G 6% CONVERTIBLE
   PREFERRED STOCK AND SERIES I 6% CONVERTIBLE PREFERRED STOCK, TO THE EXTENT
    SUCH ISSUANCE EXCEEDS 20% OF EQUITEX'S COMMON STOCK OUTSTANDING AS OF THE DATES ANY SUCH PREFERRED SHARES WERE ISSUED, OR UPON CONVERSION OF A NEW
      SERIES OF PREFERRED STOCK TO BE ISSUED IN EXCHANGE FOR SUCH PRESENTLY
                          UNCONVERTED PREFERRED SHARES

OVERVIEW AND PURPOSE OF THIS PROPOSAL

     We currently have shares of the following previously issued convertible preferred stock outstanding: Series D 6% Convertible Preferred Stock (the "Series D Preferred Stock"), Series G 6% Convertible Preferred Stock (the "Series G Preferred Stock") and Series I 6% Convertible Preferred Stock (the "Series I Preferred Stock").

     Pursuant to Rule 4350(i)(1)(D) of The Nasdaq Stock Market (the "Nasdaq 20% Rule"), we cannot issue, without stockholder approval, securities convertible into our common stock if such securities are convertible at below-market prices into 20% or more of the outstanding shares of our common stock on the date such convertible securities were issued.

     Pursuant to the Certificates of Amendment to our Certificate of Incorporation filed for our Series D, G and I Preferred Stock and the Nasdaq 20% Rule, we cannot issue, without stockholder approval, shares of common stock upon conversion of such preferred stock in excess of the following amounts: 1,421,387 shares upon conversion of the Series D Preferred Stock; 1,421,387 shares upon conversion of the Series G Preferred Stock; and 1,638,503 upon conversion of the Series I Preferred Stock (collectively, the "Conversion Limitations"). To date, we have not obtained stockholder approval to issue common shares exceeding the Conversion Limitations. Furthermore, we have already issued the maximum amount of common shares that may be issued under such limitations for each series of outstanding preferred stock. Under the terms of each of the outstanding series of preferred stock, if the Company is unable to convert additional shares of such preferred stock into common stock due to a potential violation of the Conversion Limitations, the Company must either obtain stockholder approval or redeem the unconverted preferred shares at 135% of the stated value of Series D Preferred Stock ($1,350 per share) and 125% of the stated value of Series G and Series I Preferred Stock ($1,250 per share). In this regard, we have already redeemed a total of 1,130 shares of Series I Preferred Stock. Nevertheless, there are still outstanding, as of the date of this proxy statement, 1,600 shares of Series I Preferred Stock, 408 shares of Series D Preferred Stock, and 370 shares of Series G Preferred Stock. In addition, under the Certificates of Amendment to our Certificate of Incorporation filed for our Series D, G and I Preferred Stock, we are required to convert or redeem such preferred shares within three years of their date of issuance. In this regard, all three series of preferred stock were issued over three years ago. Accordingly, we will be required, at the demand of the holders of preferred shares, to redeem all of the outstanding preferred shares of Series D, Series G and Series I Preferred Stock.

     In the case of the Series D Preferred Stock, any required redemptions would force us to pay the Series D stockholders an aggregate of $550,800, plus accrued dividends. In the case of the Series G and Series I Preferred Stock, any required redemptions would force us to pay an aggregate of $2,462,500, plus accrued and unpaid dividends. Accordingly, the Company could at any time be required to redeem the outstanding preferred stock for an aggregate of $3,013,300, plus accrued and unpaid dividends, at the demand of holders of such preferred shares. Moreover, because the three-year anniversary dates for all of the outstanding preferred stock have passed, holders of preferred stock may make other demands on the Company in connection with the satisfaction of its obligations. Given our limited cash flow, we likely could not afford to redeem all of the outstanding preferred shares at their respective redemption prices. In such a case, we could be forced to liquidate our assets. Accordingly, we propose to increase the Conversion Limitations to accommodate additional conversions of our outstanding preferred shares.

     In this proposal, we are also asking our stockholders to approve the issuance of common stock upon conversion of a new series of preferred stock that may be issued in exchange for presently unconverted preferred stock, to the extent such issuance would exceed 20% of our common stock outstanding at the time of issuance of each series of presently outstanding preferred stock. For clarity, this proposal will not allow the Company to issue shares of common stock exceeding the Nasdaq 20% Rule applicable to newly created preferred stock. Rather, stockholder approval of this Proposal Three is sought only with respect to the Conversion Limitations applicable to presently outstanding Series D, Series G and Series I Preferred Stock. The Company would create, designate and issue such a new series of preferred stock in exchange for shares of presently outstanding Series D, Series G and Series I Preferred Stock. The Company seeks this approval solely as a means for providing flexibility in dealing with holders of presently unconverted preferred stock, and hopes to be able to negotiate terms and conditions more advantageous to the Company than terms currently existing with respect to the Series D, Series G and Series I Preferred Stock. Nevertheless, there is no certainty that the Company will be able to negotiate better, or successfully negotiate with holders of preferred shareholders at all. Because the Company may not engage in the potential share exchange described in this paragraph, any stockholder approval of this proposal obtained at the annual meeting will not apply to any newly created series of preferred stock used for purposes other than the share exchange described herein.

DESCRIPTION OF OUTSTANDING PREFERRED STOCK

     Currently, we have the following series of preferred stock outstanding. The board of directors has no present commitment, arrangement or plan that would require the issuance of additional shares of preferred stock (of any class or series) in connection with an equity offering, merger, acquisition or otherwise:

o SERIES D PREFERRED STOCK. The Series D Preferred Stock has a stated value of $1,000 per share. The Series D Preferred Stock ranks prior to our common stock, pari passu with other series of preferred stock issued prior to the Series D Preferred Stock, and senior to any series of preferred stock issued after the Series D Preferred Stock. The Series D Preferred Stock entitles its holder to 6% annual dividends, payable quarterly. The Series D Preferred Stock liquidation preference is equal to 130% of the stated value of each share plus the aggregate of all accrued and unpaid dividends on each preferred share until the most recent dividend payment date or date of our liquidation, dissolution or winding up. Shares of Series D Preferred Stock are redeemable at a redemption price equal to $1,350 per share plus any accrued but unpaid dividends. Lastly, the Series D Preferred Stock is convertible at any time, in whole or in part, at a conversion price of 65% of the market price of our common stock on the date of conversion. The number of shares of common stock due upon conversion of each share of Series D Preferred Stock is (i) the number of preferred shares to be converted, multiplied by (ii) the stated value of such preferred stock, which sum is divided by (iii) the applicable conversion price. As of October 27, 2004, 408 shares of Series D Preferred Stock were outstanding, which are potentially convertible into an aggregate of 1,364,548 shares of common stock as of such date.

o SERIES G PREFERRED STOCK. The Series G Preferred Stock has a stated value of $1,000 per share and bears dividends at 6% per annum (with a 4% per annum dividend default rate), payable quarterly commencing September 30, 2000, when, as and if declared by our board of directors. Dividends may be payable by us in cash or, at our option, shares of common stock. The Series G Preferred Stock liquidation preference is equal to 130% of the stated value of each share plus the aggregate of all accrued and unpaid dividends on each share of Series G Preferred Stock until the most recent dividend payment date or date of our liquidation, dissolution or winding up. The Series G Preferred Stock is convertible, together with any accrued by unpaid dividends, at any time, in whole or in part, into shares of common stock at a conversion price per share equal to the lesser of $6.50 or 65% of the market price of our common stock upon the occurrence of certain material events. As indicated above, shares of Series G Preferred Stock are redeemable at a redemption price equal to $1,250 per share plus any accrued but unpaid dividends. As of October 27, 2004, 370 shares of Series G Preferred Stock were outstanding, which are potentially convertible into an aggregate of 1,237,458 shares of common stock as of such date.

o SERIES I PREFERRED STOCK. The stated value of the Series I Preferred Stock is $1,000 per share and bears dividends at 6% per annum (with a 4% per annum dividend default rate), payable quarterly commencing September 30, 2001, when, as and if declared by our board of directors. Dividends may be payable by us in cash or, at our option, shares of common stock. The Series I Preferred Stock liquidation preference equals 125% of the stated value of each share plus the aggregate of all accrued and unpaid dividends on each share of Series I Preferred Stock until the most recent dividend payment date or date of our liquidation, dissolution or winding up. The Series I Preferred Stock is convertible, together with any accrued but unpaid dividends, at any time, in whole or in part, into shares of our common stock at a conversion price per share equal to the lesser of $6.50 or 65% of the market price upon the occurrence of certain material events. Shares of Series I Preferred Stock are redeemable at a redemption price of $1,250 per share plus any accrued but unpaid dividends. As of October 27, 2004, 1,600 shares of Series I Preferred Stock were outstanding, which are potentially convertible into an aggregate of 5,351,170 shares of common stock as of such date.

EFFECT OF THIS PROPOSAL

     If our stockholders approve this proposal, we may issue shares of common stock exceeding the Conversion Limitations specified above without violating the Nasdaq 20% Rule for those issuances, but not more than 20% of our common shares outstanding at the time of issuance of a new series of preferred. If the proposal is approved, and the holders of all preferred shares exercise their rights to convert their preferred shares into our common stock, the number of shares of common stock to be issued could not exceed 6,735,600 shares, based on the number of shares of our common stock outstanding on October 27, 2004.

     If this proposal is not approved, it could adversely effect our financial position if we are required to redeem any or all such unconverted shares of outstanding preferred stock for cash.

VOTE REQUIRED

     The affirmative vote of the majority of the outstanding shares present in person or represented by proxy will be required to ratify and approve the Company's issuance of a new series of preferred stock in exchange for shares of its currently outstanding Series D Preferred Stock, Series G Preferred Stock and Series I Preferred Stock, and the potential issuance of common stock upon conversion of such preferred stock, to the extent such issuance exceeds 20% of the Company's common stock outstanding as of the dates such preferred shares were issued, but less than 20% of the Company's common stock outstanding as of the date the new preferred shares are issued, provided that a quorum was present at the beginning of the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL THREE.

                                   PROPOSAL 4
          APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The board of directors and executive management of the Company are committed to the quality, integrity and transparency of the Company's financial reports. The audit committee of the Company's board of directors has appointed Gelfond Hochstadt Pangburn, P.C. as the Company's independent registered public accounting firm for fiscal year 2004. A representative of Gelfond Hochstadt Pangburn, P.C. is not expected to attend this year's annual meeting and be available to respond to appropriate questions from stockholders, and will have the opportunity to make a statement if he or she desires to do so.

     If the stockholders do not ratify the appointment of Gelfond Hochstadt Pangburn, P.C., the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Gelfond Hochstadt Pangburn, P.C. by the stockholders, the audit committee may in its discretion direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

     The audit committee of the board of directors has reviewed the services provided by Gelfond Hochstadt Pangburn, P.C. during fiscal year 2003 and the fees billed therefor, and after consideration has determined that the receipt of these fees by Gelfond Hochstadt Pangburn, P.C. is compatible with the provision of independent audit services. The audit committee discussed these services and fees with Gelfond Hochstadt Pangburn, P.C. and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the American Institute of Certified Public Accountants and by the SEC to implement the Sarbanes-Oxley Act of 2002.

PREAPPROVAL POLICY

     The policy of the Company's audit committee is to review and preapprove both audit and non-audit services to be provided by the independent registered public accounting firm (other than with certain de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such approval reported to the committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended. All of the fees paid to Gelfond Hochstadt Pangburn, P.C. during fiscal year 2003 were preapproved by the Company's audit committee.

AUDIT AND NON-AUDIT SERVICES

     The following table summarizes the aggregate fees billed by Gelfond Hochstadt Pangburn, P.C. to the Company for the years ended December 31, 2003 and 2002:

                                              Year Ended December 31
                                             2003                2002
                                             ----                ----
         Audit Fees (1)                   $ 209,000           $ 149,000
         Audit-Related Fees (2)            $ 15,000            $ 19,000
         Tax Fees (3)                      $ 17,000            $ 21,000
                                           --------            --------
         Total                            $ 241,000           $ 189,000
                                          =========           =========
----------

(1)  Fees for audit services billed in fiscal years 2003 and 2002 consisted of
     (i) audit of the Company's annual financial statements; (ii) reviews of the Company's quarterly financial statements; (iii) comfort letters, statutory audits, consents and other services related to SEC matters; and (iv) consultations on financial accounting and reporting matters arising during the course of the audit and reviews.

(2) Fees for audit-related services billed in fiscal years 2003 and 2002 consisted of services rendered in connection with due diligence and consultation on acquisitions or other business transactions.

(3) Fees for tax services billed in fiscal years 2003 and 2002 consisted of tax compliance and tax planning and advice. Tax compliance services totaled $17,000 and $21,000 in fiscal years 2003 and 2002, respectively, and consisted of (i) tax return assistance; (ii) assistance with tax return filings in certain foreign jurisdictions; and (iii) assistance with tax audits and appeals. Tax planning and advice services totaled $0 and $0 in fiscal years 2003 and 2002, respectively.

VOTES REQUIRED

     The affirmative vote of the majority of the outstanding shares present in person or represented by proxy will be required to ratify the appointment of the independent registered public accounting firm, provided that a quorum was present at the beginning of the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPOINTMENT OF GELFOND HOCHSTADT PANGBURN, P.C. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

                              FINANCIAL INFORMATION

     A copy of Equitex's annual report on Form 10-K for the year ended December 31, 2003, is being sent to stockholders with this proxy statement.


                                  OTHER MATTERS

     Management of Equitex knows of no other matter which may come before the annual meeting. Nevertheless, if any additional matters are properly presented at the annual meeting, it is intended that the person named in the enclosed proxy statement, or his substitute, will vote such proxy in accordance with his judgment on such matters.


                              STOCKHOLDER PROPOSALS

General

     Any stockholder desiring to submit a proposal for action by the stockholders at the next annual meeting, tentatively scheduled for June 30, 2005, must submit such proposal in writing to the Company, in care of the secretary, at 7315 East Peakview Avenue, Englewood, Colorado 80111, on or prior to March 31, 2005 (i.e., 90 days prior to the anticipated 2005 annual meeting date); provided, however, that if the 2005 annual meeting is actually held later than June 30, 2005, stockholders will have more time to submit proposals. Due to the complexity of the respective rights of stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company recommends that any such proposal be submitted by certified mail, return-receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY / UNTIMELY STOCKHOLDER PROPOSALS

     Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934, as amended, governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company's proxy statement. The rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter required in the proxy statement. With respect to the Company's 2005 annual meeting of stockholders, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement within a reasonable time prior to the anticipated 2005 annual meeting date (June 30, 2005), management proxies will be allowed to use their discretionary authority as indicated above.


                                           EQUITEX, INC.
                                           By Order of the Board of Directors:

                                           /s/ Thomas B. Olson

                                           Thomas B. Olson
                                           Secretary

Date:  November ___, 2004

                                    EXHIBIT 1

     4. After the stock combination described in the following paragraph, the total number of shares of capital stock which the corporation shall have authority to issue is fifty-two million (52,000,000), of which fifty million (50,000,000) shares shall be common stock having a par value of $.01 per share, and two million (2,000,000) shares shall be preferred stock having a par value of $.01 per share (the "Preferred Stock").

     The corporation's common stock will be combined on a one-for-six basis so that each share of common stock, $.02 par value, issued and outstanding immediately prior to the effective date hereof shall automatically be converted into and reconstituted as one-sixth of a share of common stock, $.01 par value. No fractional shares will be issued by the corporation as a result of the stock combination. In lieu thereof, each stockholder whose shares of common stock are not evenly divisible by six will receive one additional share of common stock for the fractional share that such stockholder would otherwise be entitled to as a result of the stock combination.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

     (I) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (without limiting the generality of the foregoing) the following:

          (a)  The designation of the number of shares of such series.

          (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends may be paid in cash, shares of common stock or Preferred Stock or in assets of the corporation, and whether such dividends shall be cumulative or noncumulative.

          (c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

          (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

          (e) Whether or not the shares of such series shall be convertible into or exchangeable for any other class or classes or for any other series of any class or classes or capital stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

          (f) To the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise.

          (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

          (h) The rights of the holders of the shares of such series upon the dissolution or winding up of, or upon the distribution of assets of, the corporation.

     (II) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

                                    EXHIBIT 2

                                  EQUITEX, INC.
                          NOMINATING COMMITTEE CHARTER

PURPOSE

The nominating committee ("Nominating Committee") is appointed by the Board of Directors of Equitex, Inc. ("Board") to:

     Assist the Board by identifying individuals qualified to become Board members.

     Recommend to the Board the candidates for directorships to be filled by the Board and the director nominees to be proposed for election at the annual meeting of shareholders.

COMPOSITION

The Nominating Committee will be comprised of at least two directors as determined by the Board, each of whom will be independent under the rules of the Nasdaq Stock Market, Inc.

The members of the Nominating Committee will be elected by the Board at the annual organization meeting of the Board and will serve until the next annual organization meeting or until their successors are duly elected and qualified.

MEETINGS

The Nominating Committee will meet at least once per year or as often as appropriate to fulfill its duties and responsibilities.

DUTIES AND RESPONSIBILITIES

To fulfill its duties and responsibilities, the Nominating Committee will:

Set general criteria and guidelines for nomination to the Board;

Identify individuals qualified to become Board members and recommend to the Board prospective candidates for Board membership. In identifying candidates for membership on the Board, the Nominating Committee will take into account all factors it considers appropriate, which may include experience, accomplishments, education, skills, business acumen and the highest personal and professional integrity;

Review and recommend to the Board the slate of nominees for election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board that occur between annual meetings of the shareholders;

Review the adequacy of this Charter at least annually and recommend to the Board any modifications or changes for approval by the Board.

RESOURCES AND AUTHORITY OF THE NOMINATING COMMITTEE

The Nominating Committee has the authority to retain outside counsel and other advisors, as it deems appropriate in the conduct of its duties and responsibilities under this Charter.

                                      PROXY


                                  EQUITEX, INC.
                            7315 East Peakview Avenue
                      Greenwood Executive Park, Building 8
                            Englewood, Colorado 80111

         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER ___, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Equitex, Inc. appoints Henry Fong and Thomas B. Olson, or either of them, as attorneys and proxies to attend and vot all of the shares of the common stock of Equitex standing in the name of the undersigned at the 2004 Annual Meeting of Stockholders on December ___, 2004, at 10:00 a.m. Eastern Standard Time, and at any postponements or adjournments that may take place:

     1. To elect the following four directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified: Henry Fong, Russell L. Casement, Aaron A. Grunfeld and Michael S. Casazza.

                  For all nominees:  _____

                  Withhold authority to vote for all nominee(s): _____

                  Withhold authority to vote for the following nominee(s):
                  ____________________________________________________

     2. To ratify and confirm the stockholders' prior approval of an amendment to Paragraph Four of the Company's Certificate of Incorporation to effect a one-for-six-share reverse stock split of Equitex's common stock.

                  For ______        Against ______            Abstain ______

     3. The approval of Equitex's issuance of common stock upon conversion of presently unconverted Series D 6% Convertible Preferred Stock, Series G 6% Convertible Preferred Stock and Series I 6% Convertible Preferred Stock, to the extent such issuance exceeds 20% of Equitex's common stock outstanding as of the dates any such preferred shares were issued, or upon conversion of a new series of preferred stock to be issued in exchange for such preferred shares.

                  For ______        Against ______            Abstain ______

     4. To ratify the appointment of Gelfond Hochstadt Pangburn, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2003.

                  For ______        Against ______            Abstain ______

     5. To transact such other business as may properly come before the meeting.

         The shares represented by this proxy card will be voted as specified by you. This proxy will be voted in accordance with the discretion of the proxies on any other business.

     Please mark, date and sign your name exactly as it appears on the label, and return it in the enclosed envelope as promptly as possible. It is important to return this proxy properly signed to exercise your right to vote if you choose not to attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:________________                         Signature(s):_____________________

Address, if different from that on label:      ______________________________
                                               Street Address
                                               ______________________________
                                               City, State and Zip Code
                                               ______________________________
                                               Number of shares

Please check if you intend to be present at the meeting:  ______